UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2021

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,

New York, NY 10019

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to the Investment Advisory and Management Agreement

On November 1, 2021, New Mountain Finance Corporation, a Delaware corporation (the “Company”) and New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Adviser”), the Company’s registered investment adviser, entered Amendment No. 1 (the “Amendment”) to the Investment Advisory and Management Agreement, dated as of May 8, 2014 (the “Management Agreement”). Pursuant to the Amendment, Section 3 of the Management Agreement was amended and restated for the sole purpose of reducing the Base Management Fee (as defined in the Management Agreement) from 1.75% of the Company’s gross assets to 1.4% of the Company’s gross assets. No other changes were made to the Management Agreement.

The description above is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Fee Waiver Letter

On November 2, 2021, the Adviser delivered a Fee Waiver Letter (the “Fee Waiver Letter”) to the Company for the purpose of extending the term of that certain fee waiver letter dated May 4, 2021 (the “Initial Fee Waiver Letter”) provided to the Company by the Adviser. Pursuant to the Fee Waiver Letter, the Adviser extended the term of the Initial Fee Waiver Letter to be effective through the quarter ending December 31, 2023, rather than the quarter ending December 31, 2022.

Pursuant to the Fee Waiver Letter, the Adviser agreed to voluntarily reduce the Base Management Fee (as defined in the Management Agreement) payable to the Adviser by the Company under the Management Agreement, as amended by the Amendment (the “Amended Management Agreement”). Effective as of and for the quarter ended March 31, 2021 (the “Effective Date”) through the quarter ending December 31, 2023 (the “Termination Date”), the Adviser has agreed to calculate the Base Management Fee as set forth herein (defined below as the “Reduced Base Management Fee”), and to waive such portion of the Base Management Fee payable under the Amended Management Agreement that is in excess of the Reduced Base Management Fee.

Pursuant to the Amended Management Agreement, the Adviser, for its services to the Company, is entitled to receive a Base Management Fee from the Company calculated at an annual rate of 1.4% of the Company’s gross assets, as presented in the Company’s consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), less cash and cash equivalents. The Base Management Fee is payable quarterly in arrears, and is calculated based on the average value of the Company’s gross assets at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raised or repurchased during the current calendar quarter. The Base Management Fee for any partial month or quarter will be appropriately pro-rated.

Under the Fee Waiver Letter, as of the Effective Date and through the Termination Date, the Reduced Base Management Fee will be calculated at an annual rate of 1.25% of the Company’s gross assets, as presented in the Company’s consolidated financial statements prepared in conformity with GAAP. The Reduced Base Management Fee will be payable quarterly in arrears, and will be calculated based on the average value of the Company’s gross assets at the end of each of the two most recently completed calendar quarters, and appropriately adjusted on a pro rata basis for any equity capital raised or repurchased during the current calendar quarter.

For the avoidance of doubt, the purpose of the Fee Waiver Letter was to reduce the base management fees payable to the Adviser by the Company for the quarter ended March 31, 2021 through the quarter ending December 31, 2023. In order to ensure that the Reduced Base Management Fee is less than the Base Management Fee that would otherwise be payable under the Amended Management Agreement, the Adviser will, for each quarterly period during the term of the Fee Waiver Letter, calculate the Reduced Base Management Fee and the Base Management Fee under the terms of the Amended Management Agreement. If, for any quarterly period during the term of the Fee Waiver Letter, the Reduced Base Management Fee would be greater than the Base Management Fee calculated under the terms of the Amended Management Agreement, the Adviser shall only be entitled to the lesser of those two amounts.

The description above is qualified in its entirety by reference to the copy of the Fee Waiver Letter, which is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Amendment No. 1 to the Investment Advisory and Management Agreement by and between New Mountain Finance Corporation and New Mountain Finance Advisers BDC, L.L.C.

10.2	Fee Waiver Letter Delivered to New Mountain Finance Corporation by New Mountain Finance Advisers BDC, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: November 3, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary